SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     At the Annual Meeting of Stockholders of Waste Management, Inc. (the “Company”) on May 8, 2009, stockholders approved the 2009 Stock Incentive Plan (the “2009 Plan”), which replaces the Company’s 2004 Stock Incentive Plan that expires by its terms on May 14, 2009. The 2009 Plan permits the Management Development and Compensation Committee of the Board of Directors to grant awards in the form of stock options, stock appreciate rights, stock awards, cash awards and performance share awards to eligible employees, including the Company’s named executive officers, and allows the Nominating and Governance Committee to grant awards of the same form to non-employee directors of the Company. The 2009 Plan authorizes the use of shares equal to those remaining available for issuance under the 2004 Stock Incentive Plan, which, as of March 11, 2009, was equal 18,824,494 plus any shares that may become available due to the lapse, cancellation, forfeiture or otherwise of previously granted awards.
     Subsequent to the approval of the 2009 Plan on May 8, 2009, the Board of Directors of the Company approved an amendment to Section 9(b) of the 2009 Plan to specify that deferrals of amounts payable in respect of Stock Awards will be deferred in accordance with the provisions of the Company’s 409A Deferral Plan. Shown below is the language of Section 9(b) with the additional language underscored:
“Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment in the form of cash or Common Stock. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide. Amounts payable in respect of Stock Awards may be deferred in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.”
     The foregoing description of the 2009 Plan is qualified in its entirety by reference to the full text of the 2009 Plan, as amended on May 8, 2009, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	2009 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: May 12, 2009	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index
10.1	2009 Stock Incentive Plan